ARTICLES OF INCORPORATION

                                       OF

                        ELDORADO GOLD & EXPLORATION, INC.

         WE, THE UNDERSIGNED, hereby associated ourselves together for the purposes of becoming a corporation under the laws of the State of Florida, by and under the provisions of the Statutes of the State of Florida providing for the formation, liability, rights, privileges and immunities of a corporation for profit.

                                       I.

         The name of this corporation shall be: ELDORADO GOLD & EXPLORATION, INC.

                                       II.

         The general nature of the business and the objects and purposes to be transacted and carried on by this corporation shall be:

         A. This corporation may engage in any activity or business permitted under the laws of the United States of America and the laws of the State of Florida.

         B. To mine, extract, exploit, sell and export all precious metals and material.

         C. To purchase, acquire, hold and dispose of stocks, bonds and other obligations, including judgments, interest, accounts, or debts of any person, partnership and/or corporation, domestic or foreign (except moneyed or transportation or banking or insurance corporation) owning or controlling any articles which are or might be or become useful in the business of this company, and to purchase, acquire, hold and dispose of stocks, bonds or other obligations including judgments, interest, accounts or debts of any corporations, domestic or foreign (except moneyed or transportation or banking or insurance corporations) engage in a business similar to that of this company, or engaged in the manufacture, use or sale of property or in the construction or operation of works necessary or useful in the business of this company, or in which, or in connection with which, the manufactured articles, products or property of this company may be used, or of any corporation with which this corporation is or may be authorized to consolidate according to law, and this company may issue in exchange therefore the stock, bonds or other obligations of this company.

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         D.       To purchase, take and lease or, in exchange, hire or otherwise acquire any real or personal property, rights, licenses, permits, good will or privileges suitable or convenient for any of the purposes of this business, and to purchase, acquire, erect and construct, make improvements of building, warehouses, machinery and retail stores, insofar as the same may be appurtenant to or useful for the conduct of the business as above specified; but only to the extent to which the company may be authorized by the statutes under which it is organized.

         E. To acquire and carry on all or any part of the business or property of any company engaged in a business similar to that authorized to be conducted by this company, or with which this company is authorized under the laws of this State to consolidate, or whose stock the company, under the laws of this State and the provisions of this Certificate, is authorized to purchase and to undertake in conjunction therewith, any liabilities of any person, firm, association or company described as aforesaid, possessed of property suitable for any of the purposes of this company, or for carrying on any business which this company is authorized to conduct, and as the consideration for the same, to pay cash or to issue shares, stocks or obligations of this company.


         F. Subject to the limitations herein prescribed and the statues of this State, to purchase, subscribed for or otherwise acquire and hold the shares, stocks or obligations of any company organized under the Laws of this State or of any other State, or of any territory of the United States, or of any foreign country except moneyed or transportation or banking or insurance corporations, and to sell or exchange the same, or upon the distribution of assets or dividends or profits, to distribute any such shares, stocks or obligations or proceeds thereof among the stockholders of this company.


         G. Subject to the limitations herein prescribed and the requirements of the statutes of this State, to borrow or raise money for the purpose of the company, and to secure the same and interest, or for any other purpose, to mortgage all or any part of the property, corporeal or incorporeal rights or franchises or this company now owned or hereafter acquired, and to create, issue, draw and accept and negotiate bonds and mortgages, bills of exchange, promissory notes, or other obligations or negotiable instruments.

         H. Subject to the limitations herein prescribed and the requirements of the statutes of this State, to guarantee the payment of dividends or interest on any share, stocks, debentures of other securities issued by or any other contract or obligation of, any corporation described as aforesaid, whenever proper or necessary for the business of the company and provided the required authority be first obtained for that purpose and always subject to the limitations herein prescribed.

         I. And further, to do and perform and cause to be done and performed, each, any and all of the acts and things above enumerated, and any and all other acts and things insofar as the same may be incidental to or included in any or all of the general powers given always provided the grant of the foregoing enumerated powers is upon the express condition precedent, that the various powers above enumerated shall be exercised by said company only in case the same are authorized to be exercised by the acts above recited, under which said company is organized, and the same shall be exercised by said company only in the manner and to the extent that the same may be authorized to be exercised under the said acts above recited under which it is organized. The said corporation may perform any part of its business outside the State of Florida, in the other States or possessions of the United States and or foreign countries.


         J. Without in any particular limiting any of the objects and powers of the corporation, it is expressly declared and provided that the corporation shall have the power in carrying on its business, or for the purpose of accomplishment of any of the purposes, or attainment of any kind of the objects hereinabove mentioned, to make and perform contracts of any kind and description and do any and all other acts and things and to exercise any and all powers either as principal, agent or broker, conferred by the Laws of Florida upon corporations formed under the acts hereinabove referred to, and which a co-partnership or natural person could do and exercise, and which now or hereafter may be authorized by Law.

                                      III.

         The maximum number of shares of Common Stock outstanding at any one time shall be 10 million shares, all of which shall have 1 mil (.001 dollars) par value and each of which shares shall be issued fully paid and nonassessable, and shall be payable in lawful money of the United States of America, or in services of property at just valuation, to be fixed by the Directors of this corporation at the organizational meeting or any other meeting held for that purpose.

                                       IV.

         The sum of the par value of all shares of Capital Stock of the corporation that have been issued shall be the stated capital of the corporation at any particular time.

                                       V.

         This  corporation  is organized in  accordance  with the  provisions of
Section 1244 of the Internal Revenue Code of 1954.

                                       VI.

         This corporation shall have perpetual existence.

                                      VII.

         The principal place of business of this corporation shall be: 9445 Bird Road, Miami, Florida 33165, with the privilege of having branch offices at any other place; the Board of Directors may from time to time move the principal place of business to any other address in the State of Florida.

                                      VIII.

         The corporation shall have 2 directors, initially. The number of directors may be increased or diminished from time to time by by-laws adopted by the stockholders, but shall never be less than one.

                                       IX.

         The names and post office addresses of the first officers of this corporation, all of whom shall constitute the first Board of Directors, who shall hold office for the first year of its existence or until their successors are elected and qualified, are as follows:

PRESIDENT:                       IRWIN G. CHRISTIE  -  9445 Bird Road
                                                       Miami, Florida  33165
SECRETARY AND

TREASURER:                       LORI AVERSA  -    9445 Bird Road
                                                   Miami, Florida  33165

         All of said directors are of full age and at least one of them is a citizen of the United States.

                                       X.

         The names and post office addresses of the subscribers to these Articles of Incorporation are as follows:

NAME:                                                   ADDRESS:
----                                                    -------
IRWIN G. CHRISTIE                                       9445 Bird Road
                                                        Miami, Florida  33165

LORI AVERSA                                             9445 Bird Road
                                                        Miami, Florida  33165

                                       XI.

         The management and control of the business of this corporation shall be conducted under the direction of the Board of Directors and by the officers who shall be elected by the Board of Directors, to wit: A President, one or more Vice-Presidents, a Treasurer and a Secretary; one or more of said officers may hold one or more offices, except that the President may not also be the Secretary or Assistant Secretary. No person holding two offices shall act in or execute any instrument in the capacity of more than one office.

                                      XII.

         These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders, and approved at a stockholders' meeting by a majority of the stock entitled to vote thereon.

                                      XIII.

         In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         a. To adopt and amend the by-laws of this corporation provided the amendments thereto are not inconsistent with the by-laws adopted by the stockholders.

         b. To authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

         c. To set apart out of any funds of the corporation available for dividends a reserve or reserves in the manner in which it was created.

         d. When authorized by the affirmative vote of stockholders of record holding stock in the corporation entitling them to exercise at least a majority of the voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of stockholders or records holding stock in the corporation entitling them to exercise at least a majority of the voting power, to sell, lease or exchange all of its property and assets, including its good will and its corporate franchises, or any property or assets essential to the business of the corporation, upon the terms and conditions as its Board of Directors deem expedient and for the best interest of the corporation.

                                      XIV.

         The Resident Agent at the Registered Address for service for this corporation shall be: IRWIN G. CHRISTIE, 9445 Bird Road, Miami, Florida 33165.

         IN  WITNESS  WHEREOF,   the  Incorporators   have  hereunto  set  their
respective hands and seals this 6th day of February 1980.

                                              /S/ Irwin G. Christie
                                              ----------------------------------
                                              IRWIN G. CHRISTIE


                                              /s/ Lori Aversa
                                              ----------------------------------
                                              LORI  AVERSA

                              ARTICLES OF AMENDMENT

                                       OF

                          THE ARTICLES OF INCORPORATION

                                       OF

                       ELDORADO GOLD AND EXPLORATION, INC.

         Pursuant to the provisions of the Statutes of the State of Florida, the undersigned Corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:  The name of the  Corporation is Eldorado Gold and  Exploration,
Inc.

         SECOND: The following amendments were adopted by the Shareholders of the Corporation as of December 16, 1986 in the manner prescribed by the Statutes of the State of Florida.

         THIRD: The date of the adoption of the amendments by the Shareholders is December 16, 1986.

         FOURTH: The number of shares outstanding at the time of such adoption was 5,500,000 and the number of shares entitled to vote thereon was 5,500.000. No shares of any class were entitled to vote thereon as a class.

         FIFTH: The number of shares which voted for the amendment of Article I was 2,899,124, and the number of shares which voted against such amendment was 13,900. No shares of any class were entitled to vote thereon as a class.

         SIXTH: The number of shares which voted for the amendment of Article IV was 2,879,724, and the number of shares which voted against such amendment was 33,300. No shares of any class were entitled to vote thereon as a class.

         RESOLVED: that the Articles of Incorporation shall be amended by the adoption of a new Article I to read as follows:

         "Article I: Name Change. The name of the Corporation shall be Eldorado Financial Group, Inc."


         RESOLVED: that the Articles of Incorporation shall be amended by the adoption of a new Article IV to read as follows:

         "Article IV: Capitalization. The Corporation shall have the authority to issue 100,000,000 (One Hundred Million) shares of stock each having a par value of one-tenth of one cent ($0.001). All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized trading shares shall be issued at the discretion of the Directors."

         Dated this 8th day of January, 1987.

                                       ELDORADO GOLD AND EXPLORATION, INC.


                                       By:   /s/  V. Blaine Chambers
                                             ----------------------------------
                                                  V. Blaine Chambers, President


                                       By:  /s/ Eloise C Barney
                                            -----------------------------------
                                                Eloise C. Barney, Secretary